UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025

GLOBUS MEDICAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403-5214

(Address of principal executive offices) (Zip Code)

(610) 930-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock, par value $.001 per share	GMED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.02. Results of Operations and Financial Condition.

On July 21, 2025, Globus Medical, Inc. (the “Company”) issued a press release including preliminary sales results for the second quarter ending June 30, 2025 and other information described in Item 5.02 below. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with general instruction B.2 to Form 8-K, the information included in this Item 2.02, and the exhibits attached hereto, shall be deemed to be “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 18, 2025, Daniel T. Scavilla notified the Chairman of the Board of Directors (the “Board”) of the Company of his resignation from the Board and from his positions as President and Chief Executive Officer of the Company, in each case effective July 18, 2025. Mr. Scavilla’s resignation was not due to any disagreement on any matter relating to the Company’s operations, financials, policies, or practices.

(c)

CEO Appointment

On July 18, 2025, the Board of Directors of the Company approved the appointment of Keith W. Pfeil as President and Chief Executive Officer, effective July 18, 2025. Mr. Pfeil, 46, has served as our Chief Operating Officer and Chief Financial Officer since February 2024. In his role as Chief Operating Officer and Chief Financial Officer, Mr. Pfeil led the Company’s operations, finance, tax, pricing and contracts, internal audit, quality, information technology, investor relations, strategy and business development functions. In addition, he oversaw the Company’s biologics business unit—Bone Bank Allografts. Mr. Pfeil helped lead the Company’s acquisition of NuVasive and serves on the Executive Steering Committee for the integration of the Globus Medical and NuVasive businesses. Mr. Pfeil joined the Company as Chief Financial Officer in August 2019 after more than 15 years at CSS Industries, Inc., a publicly traded consumer products company. At CSS, he served as the Executive Vice President and Chief Financial Officer.  Prior to that role, Mr. Pfeil served in various financial roles of increasing responsibility with focus areas including audit, business development, controllership, financial planning and analysis, investor relations and treasury. Prior to CSS Industries, he worked in the transaction advisory practice of Ernst & Young LLP, and prior to that, he worked in the assurance practices of KPMG LLP and Arthur Andersen LLP. Mr. Pfeil received a B.S. in accounting from Elizabethtown College and an Executive M.B.A. from Saint Joseph’s University. Mr. Pfeil’s extensive leadership and experience at our Company and knowledge of our finances and operations, including as our former Chief Financial Officer and Chief Operating Officer, will add financial, commercial and operations experience to our Board of Directors and qualify him to serve as one of our directors.

There is no arrangement or understanding between Mr. Pfeil and any other persons pursuant to which Mr. Pfeil was appointed President and Chief Executive Officer. There are no relationships, family or otherwise, between Mr. Pfeil and the Company or any director or executive officer of the Company that would require disclosure pursuant to Items 401(d) or 404(a) of Regulation S-K, as applicable.

CFO Appointment

On July 18, 2025, the Board of Directors of the Company approved the appointment of Kyle Kline as Chief Financial Officer, effective July 18, 2025. Mr. Kline will also serve as the Company’s principal financial officer and principal accounting officer.

Mr. Kline, 40, has served as our Senior Vice President of Finance since January 2024 and has held roles of increasing responsibility in accounting and finance since joining the Company as Assistant Controller in May 2017. In his role as Senior Vice President of Finance, Mr. Kline led the Company’s day to day accounting, finance, treasury, and tax functions. Mr. Kline joined the Company after nearly 10 years at Deloitte & Touche, LLP, a multinational professional services network, in which he served in several leadership roles in Deloitte’s audit practice, most recently as Senior Manager. While at Deloitte, Mr. Kline served both large multinational public companies and private equity-owned portfolio organizations, primarily in the life sciences and manufacturing industries. Mr. Kline’s financial leadership experience includes financial planning and analysis, treasury, controllership, tax, and audit. Mr. Kline holds a Bachelor of Science in accounting from Bloomsburg University.

There is no arrangement or understanding between Mr. Kline and any other persons pursuant to which Mr. Kline was appointed Chief Financial Officer. There are no relationships, family or otherwise, between Mr. Kline and the Company or any director or executive officer of the Company that would require disclosure pursuant to Items 401(d) or 404(a) of Regulation S-K, as applicable.

(d)

Director Appointment

On July 18, 2025, the Board appointed Mr. Pfeil to serve as a member of the Board and as a member of the Nominating and Corporate Governance Committee with a term expiring at the Company’s annual meeting in 2026 to fill the vacancy created by the resignation of Mr. Scavilla.

See Item (c) above for background information regarding Mr. Pfeil. There is no arrangement or understanding between Mr. Pfeil and any other persons pursuant to which Mr. Pfeil was appointed as a member of the Board. There are no relationships between Mr. Pfeil and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

(e)

In connection with Mr. Pfeil’s appointment as President and Chief Executive Officer, the Compensation Committee of the Board (the “Compensation Committee”) approved certain changes to his compensation.

Mr. Pfeil’s base salary will increase from $476,100 to $490,000 and his target amount under our annual non-equity incentive program will increase from $665,999 to $900,000, both increases prorated for the portion of the year he serves as President and Chief Executive Officer. In addition, the Compensation Committee approved a grant to Mr. Pfeil of an option to buy 40,000 shares of Class A Common Stock pursuant to the Company’s 2021 Equity Compensation Plan. The grant was made pursuant to the Company’s customary form of option grant and will vest over a four-year period with one-fourth of the options vesting on July 18, 2026, the first anniversary of the vesting commencement date, and the balance of the options granted vesting ratably on a monthly basis over the following 36 months. Other than the aforementioned changes, Mr. Pfeil’s compensation and the terms and conditions of his existing employment agreement remain unchanged.

In connection with Mr. Kline’s appointment as Chief Financial Officer, the Compensation Committee of the Board (the “Compensation Committee”) approved certain changes to his compensation.

Mr. Kline’s base salary will be $345,000 per year. Mr. Kline’s target bonus amount under the Company’s non-equity incentive compensation program for the 2025 fiscal year will be $200,000. In addition, the Compensation Committee approved a grant to Mr. Kline of an option to buy 20,909 shares of Class A Common Stock pursuant to the Company’s 2021 Equity Compensation Plan. The grant was made pursuant to the Company’s customary form of option grant and will vest over a four-year period with one-fourth of the options vesting on July 18, 2026, the first anniversary of the vesting commencement date, and the balance of the options granted vesting ratably on a monthly basis over the following 36 months.

Item 7.01. Regulation FD Disclosure.

On July 21, 2025, the Company issued a press release announcing Mr. Pfeil’s appointment as a member of the Board, President and Chief Executive Officer, Mr. Kline’s appointment as Chief Financial Officer, and preliminary sales results for the second quarter ending June 30, 2025, a copy of which is attached as Exhibit 99.1 hereto.

In accordance with general instruction B.2 to Form 8-K, the information included in this Item 7.01, and the exhibits attached hereto, shall be deemed to be “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1*	Press Release dated July 21, 2025
104	The cover page form this Current Report on Form 8-K, formatted as Inline XBRL.
*This exhibit is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	July 21, 2025	/s/ KELLY G. HULLER

Kelly G. Huller
Executive Vice President, General Counsel & Corporate Secretary